UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VERSO CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains the following communication, which was distributed by Verso Corporation on January 28, 2020:

1.                   Verso Press Release, dated January 28, 2020

Verso Urges Stockholders to Vote Today “FOR” the Pixelle Transaction and “FOR” Verso’s Highly Qualified Director Nominees on the WHITE Proxy Card

ISS, Glass Lewis and Egan-Jones All Recommend FOR the Pixelle Transaction

Every Stockholder’s Vote Is Important, No Matter How Many Shares They Own

MIAMISBURG, Ohio, Jan. 28, 2020 /PRNewswire/ -- Verso Corporation (NYSE: VRS) (“Verso” or the “Company”) urges stockholders to vote TODAY “FOR” the Company’s pending sale of its Androscoggin and Stevens Point mills to Pixelle Specialty Solutions LLC (the "Pixelle Transaction") and “FOR” ALL Verso’s highly qualified director nominees on the WHITE proxy card. If you have already returned a Blue proxy card, you can change your vote by voting on the WHITE proxy card TODAY by telephone or by Internet. Only your latest-dated proxy card will be counted.

Verso’s 2019 Annual Meeting of Stockholders will be held on January 31, 2020. It is imperative that stockholders vote as soon as possible.

By voting on the Company’s WHITE proxy card, you will be voting FOR:

✓	Return of Net Proceeds from the Pixelle Transaction to Stockholders in an Aggregate Amount of Up to $282 Million and Not Less Than $225 Million
✓	Highly Qualified, Conflict-free, Diverse and Refreshed Slate of Director Nominees Best Suited to Oversee Verso’s Strategy
✓	Verso’s Stock Price Outperformance versus Its Peer Group and Russell 2000 Composite Index, with 49% Appreciation over the Last Three Years, versus 37% and 33%, respectively
✓	Debt-Free, Streamlined Company With Low SG&A Expense and Strong Operating Cash Flow

VOTE “FOR” THE PIXELLE TRANSACTION AND “FOR” ALL VERSO’S DIRECTOR NOMINEES ON THE WHITE PROXY CARD TODAY

Verso encourages stockholders to vote for continued value creation, the Pixelle Transaction, and Verso’s exceptionally qualified director nominees. The best choice for stockholders is clear. The Verso Board of Directors (the “Board”) unanimously recommends that stockholders vote “FOR” ALL Verso’s nominees and “FOR” the approval of the Pixelle Transaction on the WHITE proxy card TODAY.

In contrast, Atlas/Blue Wolf is seeking to implement risky and value-destructive proposals at the expense of ALL Verso stockholders:

•	By abstaining from voting on the Pixelle Transaction, Atlas/Blue Wolf’s actions have the same effect as voting against the transaction, since Verso requires an affirmative vote of a majority of the outstanding shares, not just a majority of the votes cast at the Annual Meeting.
•	Atlas/Blue Wolf’s abstention has the potential to deprive all stockholders the return of net proceeds from the Pixelle Transaction of up to $282 million and not less than $225 million, and demonstrates why your vote “FOR” the Pixelle Transaction is imperative.

TIME IS SHORT – VERSO URGES STOCKHOLDERS TO PROTECT THEIR INVESTMENT BY VOTING “FOR” THE PIXELLE TRANSACTION AND “FOR” ALL VERSO’S NOMINEES TODAY

The Verso Board is well-positioned to guide the Company into the future and maximize value for all stockholders. All leading proxy advisory firms, Institutional Shareholder Services, Glass, Lewis & Co. and Egan-Jones Proxy Services, recommend that Verso stockholders vote “FOR” the Pixelle Transaction.

The Verso Board unanimously urges stockholders to vote “FOR” the Pixelle Transaction and “FOR” ALL Verso’s nominees on the WHITE proxy card TODAY. Discard any Blue proxy card materials that you may have received from Atlas/Blue Wolf. If you have already returned a Blue proxy card, you can change your vote by voting on the WHITE proxy card TODAY by telephone or by Internet. Only your latest-dated proxy card will be counted.

THE ANNUAL MEETING IS FAST APPROACHING!

PLEASE USE THE WHITE PROXY CARD TO VOTE TODAY BY TELEPHONE OR BY INTERNET!

Any stockholder having questions or needing assistance in voting Verso’s WHITE proxy card should contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor
New York, New York 10018
proxy@mackenziepartners.com
(212) 929-5500
or
Toll-Free (800) 322-2885

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of specialty and graphic papers, packaging and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso's long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso's passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or "Exchange Act." Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend" and other similar expressions. They include, for example, statements relating to our business and operating outlook; assessment of market conditions; and the growth potential of the industry in which we operate. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management's current beliefs, expectations and views with respect to future developments and their potential effects on us. Actual results could vary materially depending on risks and uncertainties that may affect us and our business. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the long-term structural decline and general softening of demand facing the paper industry; our exploration of strategic alternatives, including the possible sale or merger of our entire company or a material portion of our business and our ability to consummate any such strategic transactions, including the proposed sale of our Androscoggin Mill and Stevens Point Mill; the risk that the purchase agreement for the sale transaction would limit our ability to pursue other strategic alternatives to the sale transaction; the risk that the purchase agreement for the sale transaction might expose us to contingent liabilities; risks related to our ability to obtain stockholder approval for the sale transaction; the risk that the pending sale transaction could create unknown impacts on our future prospects; the risk that the amount of net proceeds that we would receive from the sale transaction is subject to uncertainties; the risk that stockholders are not guaranteed to receive any of the proceeds from the sale transaction; the risk that management could spend or invest the net proceeds from the sale transaction in ways against stockholders' wishes; the risk that some of our executive officers might have interests in the sale transaction that might be in addition to, or different from, stockholders' interests; the risk that our business following the sale transaction would be reduced and less diversified; the risk that we would be unable to compete with respect to certain specialty paper products for two years after the closing of the sale transaction; the risk that we may be unable to obtain governmental and regulatory approvals required for the sale transaction, or required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the sale transaction; the risk that an event, change or other circumstances could give rise to the termination of the sale transaction; the risk that failure to consummate the sale transaction might materially and adversely affect our business, financial condition and results of operation; the risk that a condition to closing of the sale transaction may not be satisfied; the risk that we would be required to pay a termination fee or expense reimbursement if the purchase agreement for the sale transaction is terminated under specified circumstances, which might discourage third parties from submitting an alternative proposal; the timing to consummate the sale transaction; the risk that any announcement relating to the sale transaction could have adverse effects on the market price of our common stock; the risk of and the outcome of any pending or threatened litigation related to the sale transaction or the Annual Meeting; the risk of disruption from the sale transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; our adoption of a limited duration stockholder rights plan and its ability to delay or discourage a merger, tender offer or change of control; negative effects of a proxy contest and the actions of activist stockholders; developments in alternative media, which have and are expected to continue to adversely affect the demand for some of our key products, and the effectiveness of our responses to these developments; intense competition in the paper manufacturing industry; our dependence on a small number of customers for a significant portion of our business; any additional closure and other restructuring costs; our limited ability to control the pricing of our products or pass through increases in our costs to our customers; changes in the costs of raw materials and purchased energy; negative publicity, even if unjustified; any failure to comply with environmental or other laws or regulations, even if inadvertent; legal proceedings or disputes; any labor disputes; our ability to continue to execute and implement our strategic plan; our initiatives to improve our financial and operational performance and increase our growth and profitability; our future operational and financial performance; the effect that the election of Atlas/Blue Wolf's nominees to our board of directors will have on our execution of our long-term plan and long-term stockholder value; the future effect of our strategic plan on our probability, growth and stockholder return; and the potential risks and uncertainties described in Part I, Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2018, as amended, Part I, Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations," Part II, Item 1A, "Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and "Risk Factors Relating to the Sale Proposal" of our definitive proxy statement filed with the SEC on December 30, 2019, as such disclosures may be amended, supplemented or superseded from time to time by other reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q. We assume no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Additional Information and Where to Find It

In connection with the solicitation of proxies concerning the matters to be considered at the Annual Meeting, including the proposed sale transaction, the Company has filed a definitive proxy statement, WHITE proxy card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER MATERIALS FILED WITH THE SEC CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. Investors may obtain copies of these documents free of charge at the SEC's website (www.sec.gov) and from the Company.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the Annual Meeting, including the proposed sale transaction. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the definitive proxy statement for the Annual Meeting. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is also in the definitive proxy statement for the Annual Meeting and other relevant materials to be filed with the SEC when such materials become available.

SOURCE Verso Corporation

For further information: Media Contacts:

Kathi Rowzie

Vice President, Communications and Public Affairs

(937) 528-3700

kathi.rowzie@versoco.com

or

Steve Frankel / Nick Lamplough / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Contact:

(937) 528-3220

investor.relations@versoco.com

Additional Investor Contact:

Bob Marese

MacKenzie Partners, Inc.

212-929-5500